Exhibit 10.2

[Certain information has been excluded because it both (i) is not material and (ii) is the type the Company treats as private or confidential]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

Original Issue Date: October 6, 2025

$600,000.00

SENIOR SECURED NOTE DUE April 6, 2027

THIS SENIOR SECURED NOTE is a duly authorized and validly issued Senior Secured Note of CV Sciences, Inc., a Delaware corporation (the “Company”), having its principal place of business at 9530 Padgett Street, Suite 107, San Diego, CA 92126, designated as its Senior Secured Note due on the Maturity Date (defined below) (this Note, the “Note”). This Note has been issued with a 25% original issue discount.

FOR VALUE RECEIVED, the Company promises to pay to [***], or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $600,000.00 on April 6, 2027 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, and (b) the following terms shall have the following meanings below.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof or makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” shall have the meaning set forth in the Purchase Agreement.

“Delaware Courts” shall have the meaning set forth in Section 7(d).

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” means (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means (i) 120% of the then outstanding principal and interest on this Note upon the occurrence of an Event of Default set forth under Sections 6(a)(i), 6(a)(ii), 6(a)(iii), 6(a)(iv) in respect of a breach of a material representation and warranty, 6(a)(v), 6(a)(vi), 6(a)(vii), 6(a)(viii), or 6(a)(ix), and (ii) 105% of the then outstanding principal and interest on this Note upon the occurrence of Event of Default set forth under Section 6(a)(iv) in respect of a breach of an immaterial representation and warranty.

“Monthly Redemption” means the redemption of this Note pursuant to Section 4(b) hereof.

“Monthly Redemption Amount” means, as to a Monthly Redemption, one-thirteenth of the original principal amount of this Note at 100% of such principal amount, plus accrued but unpaid interest, if any, liquidated damages, if any, and any other amounts then owing to the Holder in respect of this Note.

“Monthly Redemption Date” means the 6th day of each month (or next Business Day), commencing immediately upon April 6, 2026 and terminating upon the full redemption of this Note.

“Note Register” shall have the meaning set forth in Section 2(b).

“Optional Redemption” shall have the meaning set forth in Section 4(a).

“Optional Redemption Amount” means 100% of the principal amount thereof plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Note. In the event the Company repays this Note in full on or before the sixth month anniversary of the Closing, the Company will receive a 8% discount from the principal amount hereof.

“Optional Redemption Date” shall have the meaning set forth in Section 4(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 4(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Note, (b) indebtedness existing as of the date hereof, (c) lease obligations and purchase money indebtedness of up to $50,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Company, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period, (e) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so‑called “procurement cards” or “P‑cards”) or other similar cash management services, in each case, incurred in the ordinary course of business, (g) advances made in connection with purchases of goods or services in the ordinary course of business; and (i) unsecured indebtedness that is expressly subordinate to the Note pursuant to a written subordination agreement with the Purchaser that is acceptable to the Purchaser in its sole and absolute discretion.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due; (d) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by the Company or any of its Subsidiaries in the normal conduct of such Person’s business; (e) Liens securing the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capitalized lease), in each case extending only to such personal property;(f) rights of set‑off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; and (g) Liens incurred in connection with Permitted Indebtedness incurred under clauses (a) and (b) thereunder.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 6, 2025 between the Company, and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” means an offering of equity or debt securities for gross proceeds to the Company of not less than $5.0 million.

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

Section 2. Interest.

a) Payment of Interest in Cash. No interest will accrue on this Note until the occurrence of an Event of Default.

b) Interest Calculations. Interest, if any, shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the occurrence of an Event of Default until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Late Fee. In addition to all other amounts required to be paid to Holder hereunder, all overdue accrued and unpaid principal to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such principal is due hereunder through and including the date of actual payment in full.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Redemption.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 4(a), at any time after Original Issue Date and prior to the Maturity Date, the Company may, deliver a written notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding principal amount of this Note for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the

Optional Redemption Notice Date (such date, the “Optional Redemption Date”, and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date.

b) Monthly Redemption. On each Monthly Redemption Date, the Company shall be required to redeem the Monthly Redemption Amount (the “Monthly Redemption”), and upon the payment of each such Monthly Redemption, the accrued interest, principal and other amounts then outstanding under this Note shall be reduced by 100% of the principal amount so repaid. The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash.

c) Redemption Procedure. The payment of cash pursuant to an Optional Redemption or a Monthly Redemption shall be payable on the Optional Redemption Date and Monthly Redemption Date, as applicable. If any portion of the payment pursuant to an Optional Redemption or Monthly Redemption shall not be paid by the Company by the applicable due date, an Event of Default shall be deemed to have occurred under the Note.

(d) Mandatory Prepayment. The Company shall be required to offer to prepay in cash the aggregate principal amount of the Note at 100% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, on the sale of assets of the Company or its Subsidiaries or upon a Change of Control, or on a Qualified Offering and on the Maturity Date. Such payment shall be made on the date of each of the events specified above and in each case the Company shall if practical have provided 20 days’ notice to Holders.

Section 5. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents of the Company or its Subsidiaries other than repurchases of Common Stock or Common Stock Equivalents of Company departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Note;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire, or make any principal, interest or amortization payment on any Indebtedness, other than the Note;

f) pay cash dividends or distributions on any equity securities of the Company or its Subsidiaries;

g) enter into any transaction with any Affiliate or family member of an Affiliate of the Company which would be required to be disclosed in any public filing with the Commission (other than pursuant to agreements and transactions that are disclosed or filed in SEC Reports or registration statements as of the Original Issue Date), unless such transaction is expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval) or the aggregate amount involved is less than $50,000; or

h) enter into any agreement with respect to any of the foregoing.

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, the occurrence any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount (including amortization payments) of this Note or (B) interest, liquidated damages and other amounts owing to the Holder under this Note, as and when the same shall become due and payable (whether on Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five days;

ii. the Company, any of its Subsidiaries shall fail to observe or perform any other covenant or agreement contained in this Note or any other Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 20 days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur and continue under any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clauses (ii) or (vi) of this Section (6)(a));

iv. any representation or warranty expressly made in this Note or any other Transaction Document, shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other loan facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and such default remains uncured after the lapse of any cure or grace period or otherwise results in acceleration of the obligations under the applicable agreement or instrument;

vii. the Common Stock shall not be eligible for listing or quotation for trading on the OTCQB or any Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 30 days;

viii. the Company does not meet the current public information requirements of the Securities Act of 1934, as amended; and

ix. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary, or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, interest on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, or such other facsimile or electronic mail number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or electronic mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or email address, as applicable, specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or email address, as applicable, specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction

Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the state of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, then it shall be reimbursed by the Company for its reasonable attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver; Amendment. Any waiver by the Company, or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company, or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company, or the Holder must be in writing. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 7(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

j) Senior Secured Obligation. In each case pursuant to the Security Agreement, dated as of the date hereof between the Company, its Subsidiaries and the Holder, the Note will be senior (pari passu with the February Notes) to all obligations of the Company and its Subsidiaries. The Note will have a first lien (pari passu with the February Notes) on all of the current and future assets (including IP) of the Company and its Subsidiaries

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CV Sciences, Inc.

By: __________________________________________

Name: Joseph Dowling
Title: Chief Executive Officer
Facsimile No. for delivery of Notices: